Exhibit 99.1

Bank of the James Announces

Declaration of Special Dividend

LYNCHBURG, Va., November 22, 2019 — Bank of the James Financial Group, Inc. (the “Company”) (NASDAQ:BOTJ), the parent company of Bank of the James, a full-service commercial and retail bank serving Region 2000 (Greater Lynchburg MSA), and the Charlottesville, Harrisonburg, Roanoke, Blacksburg, and Lexington, Virginia markets, today announced a special dividend.

Based on the Company’s year-to-date results, the Company’s board of directors approved a $0.04 per share special one-time dividend. This dividend is payable to stockholders of record on December 9, 2019, to be paid on December 23, 2019.

Bob Chapman, President of the Company, noted that “This special dividend is in addition to the quarterly dividend we declared on October 15, 2019.” Chapman continued “We are encouraged by our results to date in 2019. These results enable us to reward our shareholders with this special one-time cash dividend. In combination with the four quarterly dividends declared this year, we will have paid a total of $0.28 per share in 2019, which represents a 16.67% increase over 2018. In addition, the board also intends to increase its 2020 quarterly cash dividend from $0.06 per share to $0.07.”

Although the Company anticipates that its financial performance going forward will support the increased dividend amount, the amount and timing of dividends, if any, remain subject to the discretion of the Company’s board of directors and will depend upon a number of factors, including future earnings, financial condition, liquidity and capital requirements of both the Company and the Bank, applicable governmental regulations and policies and other factors deemed relevant by its Board of Directors.

About the Company

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc. opened for business in July 1999 and is headquartered in Lynchburg, Virginia. The bank currently services customers in Virginia from offices located in Altavista, Amherst, Appomattox, Bedford, Blacksburg, Charlottesville, Forest, Harrisonburg, Lexington, Lynchburg, Madison Heights, and Roanoke. The bank offers full investment and insurance services through its BOTJ Investment Services division and BOTJ Insurance, Inc. subsidiary. The bank provides mortgage loan origination through Bank of the James Mortgage, a division of Bank of the James. Bank of the James Financial Group, Inc. common stock is listed under the symbol “BOTJ” on the NASDAQ Stock Market, LLC. Additional information on the Company is available at www.bankofthejames.bank.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group, Inc. (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the

James (the “Bank”), a subsidiary of the Company. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

CONTACT: J. Todd Scruggs, Executive Vice President and Chief Financial Officer (434) 846-2000.

tscruggs@bankofthejames.com

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